SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  June 12, 2000



                            MAVERICK TUBE CORPORATION
                  ---------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)



          Delaware                      1-10651                  43-1455766
    ---------------------            ------------              ---------------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)



16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri             63017
------------------------------------------------------------          ----------
(Address of Principal Executive Offices)                              (Zip Code)


                                 (314) 733-1600
                          -----------------------------

              (Registrant's telephone number, including area code)

                                 Not applicable.
                 -----------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

         On June 11, 2000, Maverick Tube Corporation ("Maverick") and Prudential Steel Ltd. ("Prudential") entered into a definitive Combination Agreement providing for the combination of Prudential with Maverick. The combination is expected to be accounted for as a pooling of interest. The transaction, which is expected to close during the third calendar quarter of 2000, is subject to the approval of the stockholders of each of Maverick and Prudential and by the Alberta courts, as well as customary closing conditions, including regulatory and governmental approval in the U.S. and Canada.

         Under the proposed  transaction,  Prudential  shareholders will receive
0.52 exchangeable shares for each of their Prudential common shares. Each exchangeable share will have the economic and voting rights equivalent to one share of Maverick common stock. The exchangeable shares are expected to be listed on The Toronto Stock Exchange (or other recognized Canadian stock exchange) and will be exchangeable at any time, at the holder's option, for shares of Maverick common stock on a one-for-one basis.

         A  copy  of  the  press  release  issued  by  Maverick  and  Prudential
announcing  the   transaction  is  attached   hereto  as  Exhibit  99.1  and  is
incorporated herein by reference.


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


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits
                 --------

Exhibit          Description
-------          -----------

99.1 Text of joint press release, dated June 11, 2000, issued by Maverick Tube Corporation and Prudential Steel Ltd.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 12, 2000


                                      MAVERICK TUBE CORPORATION


                                      By: /s/ Barry R. Pearl
                                          --------------------------------------
                                          Barry R. Pearl
                                          Vice President of Finance and Chief
                                          Financial Officer

                                  EXHIBIT INDEX


Exhibit       Description
-------       -----------

99.1 Text of joint press release, dated June 11, 2000, issued by Maverick Tube Corporation and Prudential Steel Ltd.